Second Amendment
dated January 23, 2007
to
FIRST AMENDED AND RESTATED
MEMORANDUM OF AGREEMENT
REGARDING
GAMING DEVELOPMENT
AND
MANAGEMENT
AGREEMENT
between
SHINGLE SPRINGS BAND OF MIWOK INDIANS
a federally recognized tribe
and
LAKES KAR-SHINGLE SPRINGS, LLC
a Delaware limited liability company
Dated: October 13, 2003
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     THIS SECOND AMENDMENT (“Second Amendment”) to the October 13, 2003 FIRST AMENDED AND RESTATED MEMORANDUM OF AGREEMENT, as amended by the parties’ June 16, 2004 Amendment, is made and entered into this 23rd day of January, 2007 by and between the Shingle Springs Band of Miwok Indians, a federally recognized Indian tribe (“Tribe”), located in the State of California with tribal offices located at P.O. Box 1340, Shingle Springs, California 95682 and Lakes KAR-Shingle Springs, LLC, a Delaware limited liability company (hereinafter referred to as “LKAR”), whose business office is located at 130 Cheshire Lane, Minnetonka, MN 55305.
RECITALS
     A. The Tribe is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.
     B. In compliance with the Indian Gaming Regulatory Act of 1988 (“IGRA”), P.L. 100-497, 25 U.S.C. 2701 et seq. as it may from time to time be amended, the Tribal Council of the Tribe has enacted a tribal ordinance regulating the operation of gaming activities on Tribal Lands (hereinafter referred to as the “Tribal Gaming Ordinance”), creating the Shingle Springs Tribal Gaming Commission, and authorizing Class II Gaming and Class III Gaming on its Indian lands subject to the provisions of the Tribal Gaming Ordinance and a Tribal-State Compact.
     C. The Tribe is committed to the use of gaming activities to provide employment and improve the social, economic, education, and health needs of its members; to increase the revenues of the Tribe; and to enhance the Tribe’s economic self-sufficiency and self-determination.
     D. The Tribe presently lacks the resources to develop and operate a gaming facility and enterprise on its own and desires to retain the services of a developer and manager with knowledge and experience in the gaming industry to secure financing, develop, manage and operate a Class II Gaming and Class III Gaming facility and related resort facilities located on its Indian lands in accordance with the Indian Gaming Regulatory Act of 1988, as amended.
     E. To assist with the financing, development, management and operations of its planned gaming facility (to be known as the “Foothill Oaks Casino”) and related ancillary facilities (the “Project”), the Tribe and LKAR agreed to enter into their First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement (“Amended Memorandum Agreement”) and related Transaction Documents dated October 13, 2003 in connection with the Project.
     F. The October 13, 2003 Amended Memorandum Agreement (and related exhibits and Transaction Documents), as amended by the June 16, 2004 Amendment between the Tribe and LKAR, was approved by the Chairman of the National Indian Gaming Commission (“NIGC”) on July 19, 2004.
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     G. Since signing the October 13, 2003 Amended Memorandum Agreement, the Tribe has adopted tribal Resolution 2004-18 and related Ordinance (hereinafter referred to as the “Ordinance 2004-18”) whereby the Tribe has established the Shingle Springs Tribal Gaming Authority (“Authority”) and, subject to certain limitations, delegated to the Authority all governmental and proprietary powers and rights of the Tribe over the development, construction, operation, promotion and financing of the Project; and LKAR has consented to the delegation of the Tribe’s governmental and proprietary powers and rights to the Authority in connection with the Project.
     H. Due to indefinite delays in the financing and construction of the Project arising from litigation commenced by El Dorado County in connection with the dedicated interchange from US 50 providing direct access to the Shingle Springs Rancheria, the Tribe has amended its Ordinance 2004-18 to provide that its delegation to the Authority of certain governmental and proprietary powers and rights of the Tribe over the development, construction, operation, promotion and financing of the Project is suspended until such date that the Tribal Council activates the Authority by formally appointing the Management Board of the Authority; until such time the Tribe shall retain and reassume all of the Tribe’s rights and responsibilities under the October 13, 2003 Amended Memorandum Agreement (and related exhibits and Transaction Documents), as amended by the June 16, 2004 Amendment between the Tribe and LKAR.
     I. The Tribe and LKAR desire to further amend the October 13, 2003 Amended Memorandum Agreement (and related exhibits and Transaction Documents), as amended by the June 16, 2004 Amendment, deemed necessary by changes in circumstances related to increased financing needs of the Project and to provide for the implementation of Tribe’s assignment described in Recital G above; such modifications are incorporated herein and, accordingly, the Tribe and LKAR agree to enter into this Second Amendment to the October 13, 2003 First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement, as amended by the June 16, 2004 Amendment, in connection with the Project.
     J. This Second Amendment shall supersede and replace the agreement entitled Second Amendment to the October 13, 2003 First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement dated July 19, 2006 and shall become effective when approved by the Chairman of the NIGC under IGRA.
     K. Any dispute regarding this Second Amendment between the parties is to be subject to the dispute resolution and governing law provisions contained in the October 13, 2003 Amended Memorandum Agreement, as well as the Resolutions of Limited Waiver attached as Exhibit B, C and D thereto.
     NOW, THEREFORE, in consideration of the above circumstances and the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Tribe and LKAR agree as follows:
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     1. Section 2.3(a)(i) of the October 13, 2003 Amended Memorandum Agreement is amended to state as follows:
     (a)(i) LKAR agrees to make the following pre-construction advances to the Tribe: (1) two hundred fifty thousand dollars ($250,000) upon execution of the June 11, 1999 Development and Management Agreements; (2) seventy thousand dollars ($70,000) each month thereafter through March 2005; (3) one hundred thousand dollars (100,000) each month commencing April 2005 through February 2006; (4) one hundred twenty five thousand dollars ($125,000) each month thereafter until the earlier of either the Commencement Date or through October 2010; (5) a one time payment of three hundred thousand dollars ($300,000) to be made on or before April 29, 2005; (6) advances for costs incurred in connection with the activities described in Section 2.2; (7) advances for the establishment and operation of the Tribal Gaming Commission pursuant to Section 4.6.6 of the Management Agreement between the Tribe and KARSS entered on June 11, 1999; (8) expenses relating to the Tribe’s CNIGA activities, subject to the written approval of LKAR, which approval shall not be unreasonably withheld; and (6) legal expenses incurred by the Tribe in connection with eliminating obstacles to the implementation of this Amended Memorandum Agreement, subject to the written approval of LKAR, which approval shall not be unreasonably withheld. The Tribe and LKAR agree that all sums previously advanced to the Tribe by KARSS under the superseded Development and Management Agreements, and by LKAR under the superseded May 5, 2000 Memorandum of Agreement (excluding advances for acquisition of the Acquired Tribal Lands), shall constitute advances by LKAR to the Tribe hereunder, be credited to LKAR’s obligations hereunder, and shall be subject to the terms of the Transition Loan herein.
     2. Section 2.3(b)(i) of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     (b)(i) The total amount of funds advanced to the Tribe directly from LKAR pursuant to Section 2.3(a)(i) shall equal the total amount of the Transition Loan. The total amount of the Transition Loan shall be in an amount not exceeding sixty million dollars ($60,000,000). The parties agree that as of January 23, 2007, LKAR has advanced $42,701,880.52 to the Tribe under the Transition Loan. The Transition Loan shall accrue interest at the prime interest rate of Chase Manhattan Bank (or any successor bank by acquisition or merger) plus two percent (2%), fixed from the date the funds are advanced to the Tribe. Principal and interest due under the Transition Loan shall be paid as provided under Section 2.3(c) below.
     3. Section 2.3(b)(ii) of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     (b)(ii) The total amount of funds advanced to the Tribe by LKAR pursuant to Section 2.3(a)(ii) shall equal the total amount of the Land Acquisition Loan. The total amount of the Land Acquisition Loan shall be in an amount not exceeding Fifteen Million dollars ($15,000,000). The parties agree that as of January 23, 2007, LKAR has advanced $8,772,252.03 to the Tribe under the Land Acquisition Loan. The Land Acquisition Loan shall accrue interest at the prime interest rate of Chase Manhattan Bank (or any successor bank by acquisition or merger) plus two percent (2%), fixed from the date the funds are advanced to the Tribe in accordance with Section 2.3(a)(ii) hereof. Principal and interest due under the Land Acquisition Loan shall be paid as provided under Section 2.3(c) below.
     4. Section 2.5(c) of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     (c) The Costs of Construction and Initial Costs of Operation shall equal the total cost of the Facility Loan. The total amount of the Facility Loan, or total advances if made directly by LKAR, shall be in an amount up to but not exceeding five hundred fifty million dollars ($550,000,000). Advances for Costs of Construction and Initial Costs of Operation, if made directly by LKAR, shall accrue interest at the prime interest rate of Chase Manhattan Bank (or any successor bank by acquisition or merger) plus two percent (2%), fixed from the date the funds are advanced to the Tribe; with repayment of principal and interest to be made in equal monthly installments over a term of seven (7) years commencing on the thirtieth (30th) day after the Commencement Date, or five (5) years if the Tribe exercises its right under Section 3.19 of this Amended Memorandum Agreement.
     5. Section 2.11 of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     Limited Waiver of Sovereign Immunity. By this Amended Memorandum Agreement, the Tribe does not waive, limit, or modify its sovereign immunity from unconsented suit except as provided in tribal Resolution 2003-12 dated October 13, 2003 attached hereto as Exhibit B, in tribal Resolution 2004-23 dated June 16, 2004 attached hereto as Exhibit C, and in tribal Resolution 2007-xx dated January xx, 2007 attached hereto as Exhibit D. The Tribe understands that its agreement to adopt enforceable resolutions of limited waiver is a material inducement to LKAR’s execution of this Amended Memorandum Agreement and is a condition precedent to any of the respective obligations of the parties under this Amended Memorandum Agreement. The Tribe further agrees that it will not amend or alter or in any way lessen the rights of the Lender or LKAR as set forth in the resolutions of limited waiver, which are attached hereto as Exhibit B, Exhibit C, and Exhibit D, each of which are incorporated here by reference.
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     This Section 2.11 shall survive the termination of this Amended Memorandum Agreement, regardless of the reason for the termination.
Exhibit D referenced above and attached to this Second Amendment shall constitute “Exhibit D” of the Amended Memorandum Agreement.
     6. Section 10.10 of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     Sovereign Immunity. Except as described in the resolutions of limited waiver attached hereto as Exhibit B, Exhibit C, and Exhibit D, each of which are incorporated herein by reference, nothing in this Amended Memorandum Agreement shall be deemed or construed to constitute a waiver of sovereign immunity of the Tribe and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Tribe’s duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the resolution of limited waiver attached hereto as Exhibit B, Exhibit C and Exhibit D, in any way which will lessen the rights of any party as set forth in the resolutions of limited waiver. This Section 10.10 shall survive termination of this Amended Memorandum Agreement, regardless of the reason for the termination.
     7. Section 11.3(b) of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     (b) If the dispute is not resolved to the satisfaction of the parties within thirty (30) calendar days after the first meeting in Section 11.3(a) above, then any claim, controversy or dispute arising out of or relating to this Amended Memorandum Agreement, Facility Note, Land Acquisition Note, the Interim Promissory Note, the Operating Note, or any other Transaction Document, or any alleged default hereunder or breach of any provisions thereof, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission; except that: (a) the question whether or not a dispute is arbitrable under this Amended Memorandum Agreement or any other Transaction Document shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Judgment on any arbitration award may be entered in any court having jurisdiction over the parties pursuant to the resolutions of limited waiver attached hereto as Exhibit B, Exhibit C, and Exhibit D, each of which are incorporated herein by reference.
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     8. Section 11.3(f) of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     (f) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. In connection with any arbitration award, the arbitrators shall be empowered to take the actions and enforce the judicial remedies described in Paragraph 5 of the resolutions of limited waiver attached hereto as Exhibit B, Exhibit C, and Exhibit D, each of which are incorporated herein by reference; provided however, that although the arbitrators may award damages in the event the Tribe or the Tribal Gaming Commission do not comply with the award, the arbitrators may not require the Tribe or the Tribal Gaming Commission to take or modify any governmental legislative decision or action which the arbitrators have determined has resulted in the dispute between the parties and is contrary to the parties’ rights, liabilities or obligations under this Amended Memorandum Agreement, the Facility Note, the Land Acquisition Note, the Interim Promissory Note, the Operating Note, or any other Transaction Document (“Specific Performance Restriction”). Provided further, that: (a) should the arbitrators determine that there has been an intentional bad faith violation of a party’s rights under this Amended Memorandum Agreement or any other Transaction Document by the Tribe or Tribal Gaming Commission, and if the Tribe or the Tribal Gaming Commission do not reverse such intentional bad faith violation through governmental legislative decision or action within thirty (30) days after being notified by the arbitrators of such determination, then the arbitrators shall award one-and-half (1 1/2 ) times damages to LKAR, or other claimant, as applicable, for damages suffered as a consequence of the Tribe’s or Tribal Gaming Commission’s intentional bad faith violation; and (b) such Specific Performance Restriction shall not prevent LKAR, or other claimant, as applicable, from enforcing the Facility Note, the Land Acquisition Note, the Interim Promissory Note, the Operating Note, the Security Agreement, the Dominion Account Agreement, or the liens and security interests granted thereunder, nor from realizing on collateral encumbered thereby.
     9. The List of Exhibits page of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
LIST OF EXHIBITS
     Exhibit A            Legal Description of Gaming Site
     Exhibit B            Resolution 2003-12 concerning Limited Waiver of Immunity from Suit
     Exhibit C            Resolution 2004-23 concerning Limited Waiver of Immunity from Suit
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     Exhibit D            Resolution 2007-xx concerning Limited Waiver of Immunity from Suit
     10. Section 10.14 of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, is amended to state as follows:
     Entire Agreement. This Amended Memorandum Agreement (including all its exhibits and related Transaction Documents, along with tribal Resolution 2004-18 approving the establishment of the Foothills Oaks Tribal Gaming Authority and its related Ordinance, the June 16, 2004 Amendment to the October 13, 2003 Amended Memorandum Agreement, the June 16, 2004 Consent Agreement entered into by the parties, tribal Resolution 2004-23 concerning the June 16, 2004 Amendment and Consent Agreement), the July 19, 2006 Second Amendment to the October 13, 2003 Amended Memorandum Agreement, and tribal Resolution 2007-xx concerning the January 23, 2007 Second Amendment, represents the entire agreement between the parties and supersedes all prior agreements relating to the subject matter of Class II Gaming and Class III Gaming to be developed and conducted by the Tribe at the Facility and operations of the Enterprise. The parties hereto intend that this Amended Memorandum Agreement (and related Transaction Documents) is to supersede and replace the May 5, 2000 Memorandum of Agreement and any other prior agreements between the parties in connection with the Project.
     11. The Tribe and LKAR agree and consent that upon the date the Authority is activated by the Tribal Council formally appointing the Management Board of the Authority, and the Tribe and Authority have completed each of the additional requirements set forth below, all governmental and proprietary powers and rights of the Tribe over the development, construction, operation, promotion and financing of the Foothill Oaks Casino and the Enterprise, as described in Section 1 of Ordinance 2004-18, shall be solely assumed by and be the delegated responsibility of the Authority:
(a) The Tribe and LKAR shall execute and deliver the “Tribal Agreement” (in the form attached hereto as Exhibit 1) whereby the Tribe reaffirms the assignment to the Authority of its rights and responsibilities under the October 13, 2003 Amended Memorandum Agreement (and related exhibits and Transaction Documents), as amended by the June 16, 2004 Amendment between the Tribe and LKAR and this Second Amendment, and agrees to undertake certain rights and obligations in connection with the development, construction, operation, promotion and financing of the Foothill Oaks Casino and the Enterprise.
(b) LKAR, the Tribe and the Authority shall execute and deliver the “Third Amendment” to the October 13, 2003 Amended Memorandum Agreement (in the form attached hereto as Exhibit 2 and hereinafter referred to as “Third Amendment”), reflecting the assumption
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

by the Authority of all governmental and proprietary powers and rights of the Tribe over the development, construction, operation, promotion and financing of the Foothill Oaks Casino and the Enterprise as described in Section 1 of Ordinance 2004-18, and the Tribe shall cause the Authority also to duly approve the execution, delivery and performance of the Third Amendment and a related resolution of limited waiver (in the form attached hereto as Exhibit 3) in connection therewith and deliver a duly certified copy of such resolution to LKAR.
(c) The Tribe and LKAR agree that, following execution of the Third Amendment and Tribal Agreement, these documents shall be submitted to the NIGC for approval under applicable Legal Requirements, and the Tribe agrees to cause the Authority to cooperate with such submission.
(d) The Authority has provided LKAR with written confirmation that the NIGC has approved and executed the Third Amendment and no Material Breach by the Tribe under the Transaction Documents shall have occurred and be continuing as of the effective date of the Third Amendment.
     12. Section 1 of the Non-Gaming Lands Transfer Agreement dated October 3, 2003, and Section 1 of the Access Land Transfer Agreement dated October 3, 2003, are each hereby amended by replacing “ten million dollars ($10,000,000)” with “fifteen million dollars ($15,000,000).”
     13. The Tribe and LKAR agree that any dispute in connection with this Second Amendment shall be subject to the dispute resolution procedures and limited waiver of sovereign immunity contained in the October 13, 2003 Amended Memorandum Agreement and the Resolution of Limited Waiver attached thereto as Exhibit B, the terms of which are incorporated by reference herein.
     14. The Tribe and LKAR agree that capitalized terms used herein and not defined shall have the meanings given them in the October 13, 2003 Amended Memorandum Agreement.
     15. The Tribe and LKAR agree that this Second Amendment shall be construed in accordance with and governed by the internal laws and decisions of the State of California, without giving effect to its choice of law principles; and may be executed in any number of counterparts and by facsimile, each of which shall be considered an original but together shall constitute one and the same instrument.
     16. The Tribe and LKAR agree that no modification, amendment or change to this Amendment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment or change is sought, and is approved by the Chairman of the NIGC.
Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version

     17. The Tribe and LKAR agree that this Second Amendment shall supersede and replace the agreement entitled Second Amendment to the October 13, 2003 First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement dated July 19, 2006, and, except as amended above, all other provisions of the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, shall remain in full force and effect as originally stated and are equally applicable hereto.
     IN WITNESS WHEREOF, the parties hereto have as of January 23, 2007 executed this Second Amendment to the October 13, 2003 Amended Memorandum Agreement, as amended by the June 16, 2004 Amendment, between the parties.

Shingle Springs Band of Miwok Indians	Lakes KAR-Shingle Springs, LLC
By: /s/ Nicholas H. Fonseca Its: Tribal Chairman	By: /s/ Timothy J. Cope Its: President/CFO

By:
Its:

Approved pursuant to 25 U.S.C. §2711
National Indian Gaming Commission

By:	/s/ Philip N. Hogen
	Name:	Print Philip N. Hogen
Its Chairman

Second Amendment to
October 13, 2003 Amended Memorandum Agreement
01/23/07 execution version